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                                                                       Exhibit 4


                           NPS PHARMACEUTICALS, INC.

                      RESTRICTED STOCK PURCHASE AGREEMENT


         This RESTRICTED STOCK PURCHASE AGREEMENT (this "Agreement") is made as of June 4, 2003, by and between NPS Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and Enzon Pharmaceuticals, Inc., a Delaware corporation (the "Purchaser").

                                    RECITALS

         A. The Company and the Purchaser are parties to that certain Mutual Termination and Release Agreement, dated of even date herewith (the "Termination Agreement").

         B. The obligations of the Company and the Purchaser under the Termination Agreement are conditioned in part upon the execution and delivery of this Agreement.

         C. Pursuant to the Termination Agreement, the Company agreed to issue shares of its common stock pursuant to the terms provided in this Agreement.

         D. Pursuant to the Termination Agreement, the Company has also agreed to provide certain registration rights relating to such shares as contained in that certain Registration Rights Agreement, to be executed and delivered herewith, by and between the Company and the Purchaser (the "Registration Rights Agreement").

                                    AGREEMENT

         NOW THEREFORE, in consideration of the Company and the Purchaser entering into the Termination Agreement and the Registration Rights Agreement, the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser, intending to be legally bound, agree as follows:

         1.       Common Stock Purchase.

                  1.1 Purchase. Subject to the terms and conditions of this Agreement, the Company will sell to the Purchaser, and the Purchaser will purchase from the Company One Million Five Hundred Thousand (1,500,000) shares (the "Shares") of the Company's Common Stock, par value $0.001 per share ("Common Stock"), in consideration of the Purchaser executing and delivering the Termination Agreement and performing its obligations thereunder.

                  1.2 Closing Date. The purchase and sale of the Shares shall be consummated at a closing (the "Closing") held at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, Utah, 84121 on June 4, 2003, at 3:30 p.m., local time, or at such other date, time and place upon which the Company and the Purchaser shall agree (the "Closing Date").

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                  1.3      Delivery. On the Closing Date, the Company shall
deliver to the Purchaser a certificate (or other electronic evidence) representing the Shares (issued in the Purchaser's name) after receipt of the Termination Agreement executed by the Purchaser.

         2. Representations and Warranties of the Company. In connection with the sale of the Shares, the Company represents and warrants to the Purchaser that as of the date hereof:

                  2.1 Organization and Standing. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing, under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is presently qualified to do business as a foreign corporation, and is in good standing in those jurisdictions in which the nature of its business and properties makes such qualification necessary and in which the failure to be so qualified would have a material adverse effect on the business or financial condition of the Company.

                  2.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to sell and issue the Shares hereunder.

                  2.3 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company and the authorization, sale, issuance and delivery of the Shares has been taken or will be taken prior to the Closing Date. This Agreement and the Registration Rights Agreement constitutes valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and the Shares will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Registration Rights Agreement.

                  2.4      Capitalization.

                           (a)      Immediately prior to the Closing, the
authorized capital stock of the Company consists of (i) 45,000,000 shares of Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 ("Preferred Stock") none of which are issued and outstanding. As of June 3, 2003, 35,196,259 shares of Common Stock were issued and outstanding (which included 310,785 shares of NPS Allelix Inc., a wholly owned Canadian subsidiary of the Company, which are exchangeable into shares of Common Stock). All of the outstanding shares of capital stock of NPS are duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights.


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                  2.5      Approvals. No authorization, approval or consent of
any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or third party is required to be obtained by the Company for the issuance and sale of the Shares to the Purchaser as contemplated by this Agreement, except for notices and filings with the Nasdaq National Market and such other authorizations, approvals and consents that have been obtained.

                  2.6 Offering. Subject to the accuracy of the Purchaser's representations in Section 3, the offer, sale and issuance of the Shares constitutes a transaction exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

                  2.7 NASDAQ Listing Requirements. NPS is in compliance with its listing agreement with The NASDAQ National Market, fully satisfies all continued listing requirements of The NASDAQ National Market and is not aware of any facts or circumstances that could reasonably be expected to result in a violation of its listing agreement or such continued listing requirements and has received no notice from The NASDAQ National Market of any such violation.

                  2.8 Non-Contravention. The execution and delivery of this Agreement by NPS does not, and performance of this Agreement by NPS will not:
(i) conflict with or violate NPS' certificate of incorporation or bylaws or the certificate of incorporation or bylaws of any subsidiary of NPS or (ii) conflict with or violate any material order or decree of any court or governmental authority.

                  2.9 Form S-3 Eligibility. NPS is currently eligible to use Form S-3 to register the resale of the Shares. The Form S-3 Registration Statement and the Prospectus (as such terms are defined in the Registration Rights Agreement) will comply with the requirements of applicable law and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                  2.10 Brokers' and Finders' Fees. With respect to or in connection with the transactions contemplated in this Agreement, the Purchaser will have no liability to any broker, finder or other third party acting on the behalf of NPS.

         3. Representations and Warranties of the Purchaser. In connection with the acquisition of the Shares, the Purchaser represents and warrants to the Company as of the date hereof:

                  3.1 Accredited Investor. It is an "accredited investor," as such term is defined in Section (2)(a)(15) of the Securities Act.

                  3.2 Preexisting Relationship with Company; Business and Financial Experience. By reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, it has the capacity to protect its own interests in connection with the purchase of the Shares.


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                  3.3      Investment Intent; Blue Sky. It is acquiring the
Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser's address set forth on the signature page attached hereto represents the Purchaser's true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable "blue sky" laws.

                  3.4 Rule 144. It acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in a transaction directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations.

                  3.5 Restrictions on Transfer; Restrictive Legends. It understands that the transfer of the Shares is restricted by applicable state and federal securities laws and by the provisions of the Registration Rights Agreement, and that all certificates representing the Shares will be imprinted with legends restricting transfer except in compliance therewith.

                  3.6 Authorization. All action on the part of the Purchaser's board of directors and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser, the purchase of and payment for the Shares and the performance of all of the Purchaser's obligations under this Agreement and the Registration Rights Agreement has been taken or will be taken prior to the Closing Date. This Agreement and the Registration Rights Agreement, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                  3.7 Risks. Purchaser understands that the purchase of the Shares involves risk. Purchaser acknowledges that that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant to this Agreement and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. Purchaser acknowledges that in making its investment decision Purchaser has relied solely on its review of the information contained in publicly available information, including but not limited to the Company's filings with the Securities and Exchange Commission and has not relied on any prior discussions or correspondence between the Parties resulting from their pre-existing business relationship. Purchaser further acknowledges that in making its investment decision Purchaser is not using or relying upon any non-public or confidential information of the Company.


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         4.       Conditions to Closing.

                  4.1 Purchaser's Conditions to Closing. The Purchaser's obligation to purchase the Shares is, unless waived in writing by the Purchaser, subject to the fulfillment of the following conditions:

                           (a)      Representations Correct. The representations
and warranties made by the Company in Section 2 hereof shall be true and correct in all material respects.

                           (b)      Blue Sky. The Company shall have obtained
all necessary "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

                           (c)      Consents. No consent, approval order or
authorization of or registration, qualification, designation, declaration or filing with any governmental authority shall be required in connection with the sale or issuance of the Shares.

                           (d)      Registration Rights Agreement. The Company
shall have executed and delivered to the Purchaser the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

                           (e)      Mutual Termination and Release Agreement.
The Company shall have executed and delivered to the Purchaser the Termination Agreement.

                  4.2 Company's Conditions to Closing. The Company's obligation to sell and issue the Shares is, unless waived in writing by the Company, subject to the fulfillment of the following conditions:

                           (a)      Representations Correct. The representations
and warranties made by the Purchaser in Section 3 hereof shall be true and correct in all material respects.

                           (b)      Blue Sky. The Company shall have obtained
all necessary "blue sky" law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares.

                           (c)      Consents. No consent, approval order or
authorization of or registration, qualification, designation, declaration or filing with any governmental authority shall be required in connection with the sale or issuance of the Shares to the Purchaser.

                           (d)      Registration Rights Agreement. The Purchaser
shall have executed and delivered to the Company the Registration Rights Agreement.


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                           (e)      Mutual Termination and Release Agreement.
The Purchaser shall have executed and delivered to the Company the Termination Agreement.

         5.       Miscellaneous.

                  5.1 Amendment. Except as otherwise provided above, any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

                  5.2 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without regard to conflict of laws provisions. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors or assigns may be brought and determined in the Chancery or other Courts of the State of Delaware, and each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts.

                  5.3 Entire Agreement. This Agreement, the Registration Rights Agreement, the letter agreement dated December 18, 2002 between the Company and the Purchaser (the "Confidentiality Agreement") and the Termination Agreement and the Annexes, Exhibits and Schedules attached hereto and thereto and delivered in connection herewith and therewith, as the case may be, constitute the full and entire understanding and agreement among the parties regarding the matters set forth herein. The provisions hereof shall inure to the benefit of, and be binding upon the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

                  5.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, by hand, by messenger or by overnight courier, addressed:

                           (a)      if to the Purchaser, to:

                                    Enzon Pharmaceuticals, Inc.
                                    685 Route 202/206
                                    Bridgewater, New Jersey  08807
                                    Attention:  Chief Executive Officer

                                    or at such other address as the Purchaser
shall have furnished to the Company, with a copy to:

                                    Dorsey & Whitney LLP
                                    250 Park Avenue
                                    New York, New York 10177-1500
                                    Attention: Kevin T. Collins


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                           (b)      if to the Company, to:

                                    NPS Pharmaceuticals, Inc.
                                    420 Chipeta Way
                                    Salt Lake City, UT  84108
                                    Attention:  General Counsel

                                    or at such other address as the Company
shall have furnished to the Purchaser, with a copy to:

                                    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    2795 East Cottonwood Parkway
                                    Suite 300
                                    Salt Lake City, UT  84121
                                    Attn:  Robert G. O'Connor, Esq.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when actually delivered as provided above, if delivered personally or by messenger, or, on the day shown on the return receipt, if sent by mail or other delivery service.

                  5.5 Successors and Assigns. Each party's rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, such party's permitted successors and assigns. The rights and obligations of the Purchaser under this Agreement may only be assigned with the prior written consent of the Company. The rights and obligations of the Company under this Agreement may only be assigned with the prior written consent of the Purchaser.

                  5.6 Further Actions. Both parties agree to execute any additional documents and take such further action as may be reasonably necessary to carry out the purposes of this Agreement.

                  5.7 Injunctive Relief. Each party hereto agrees that the other party shall be entitled to a decree of specific performance of the terms hereof or an injunction restraining violations of this Agreement, such right to be in addition to any of the remedies of the Company. No remedy provided herein is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                  5.8 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The Parties further agree to replace such void and unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.


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                  5.9      Expenses. Each party hereto shall pay its own
expenses incurred (including, without limitation, the fees of counsel) on its behalf in connection with this Agreement or any transactions contemplated by this Agreement.

                  5.10 Waivers. No waiver of any provision of this Agreement or any rights or obligations of any party hereunder shall be effective, except pursuant to a written instrument signed by the party or parties waiving compliance, and any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing.

                  5.11 Counterparts. This Agreement may be executed in any number of counterparts, including a facsimile counterpart, each of which shall be an original, but all of which together shall constitute one instrument.

                  5.12 "Standstill" Provisions in Confidentiality Agreement. Notwithstanding the "standstill" provisions of Section 7 of the Confidentiality Agreement, the Company and the Purchaser acknowledge and agree that the negotiation and execution of the Termination Agreement, this Agreement and the Registration Rights Agreement and the Company's issuance of the Shares to the Purchaser pursuant to this Agreement and the completion of any other transactions contemplated herein and in the Registration Rights Agreement and any transactions in which the Purchaser may engage to hedge its position in the Shares it receives pursuant to this Agreement do not and will not cause a breach or violation of such standstill provisions by the Purchaser.



                 (Remainder of page intentionally left blank.)


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         IN WITNESS WHEREOF, the parties hereto have executed this Restricted
Stock Purchase Agreement as of the date first written above.



COMPANY:                                    PURCHASER:

NPS PHARMACEUTICALS, INC.                   ENZON PHARMACEUTICALS, INC.




By: /s/ Hunter Jackson                      By: /s/ Arthur J. Higgins
    -------------------------------             --------------------------------

Name: Hunter Jackson                        Name: Arthur J. Higgins
      -----------------------------               ------------------------------


Its: President and CEO                      Its: Chairman, President and CEO
     ------------------------------              -------------------------------


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                                   Exhibit A

                         Registration Rights Agreement